Exhibit 10.3

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of September 1, 2010, by and among Five Below, Inc., a Pennsylvania corporation (the “Company”), the Significant Common Shareholders (as hereinafter defined), the Series A Preferred Shareholders (as hereinafter defined) and the other Holders (as hereinafter defined) identified as such on Exhibit A hereto (the “Schedule of Holders”). This Agreement shall become effective on the Effective Date (as hereinafter defined).

RECITALS

WHEREAS, the Company, the Advent Funds (as hereinafter defined) and the Significant Common Shareholders are party to that certain Investment Agreement, dated September 1, 2010 (the “Investment Agreement”), pursuant to which the Company shall sell and issue to the Series A Preferred Shareholders shares of its Series A 8% Convertible Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), subject to the terms set forth herein, and in connection therewith the Series A Preferred Shareholders desire to accept the registration and other rights created pursuant hereto;

WHEREAS, certain shareholders of the Company previously entered into that certain Investor Rights Agreement, dated April 20, 2005, which was (i) amended by the First Amendment to Investor Rights Agreement, dated September 6, 2006, (ii) further amended by the Second Amendment to Investor Rights Agreement, dated February 23, 2007, (ii) further amended by the Third Amendment to Investor Rights Agreement, dated June 30, 2008, and (iv) further amended by the Fourth Amendment to Investor Rights Agreement, dated May 14, 2010 (such Investor Rights Agreement, as amended to date, the “Original Agreement”);

WHEREAS, the Original Agreement provides that the provisions thereof may be waived, modified, amended or terminated only by a written agreement signed by the Company and the holders of a majority of the Preferred Shares (as defined in the Original Agreement);

WHEREAS, in furtherance of the transactions contemplated by the Investment Agreement, the parties hereto (excluding the Series A Preferred Shareholders) desire to amend and restate the Original Agreement as set forth herein, and the Series A Preferred Shareholders desire to become a party to this Agreement, by execution of a Joinder Agreement, in each case, effective as of the date on which shares of Series A Preferred Stock (the “Series A Preferred Shares”) are sold to the Series A Preferred Shareholders pursuant to the Investment Agreement (the “Effective Date”); and

WHEREAS, the Significant Common Shareholders signatory hereto constitute the requisite holders of a majority of the Preferred Shares (as defined in the Original Agreement);

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

1. DEFINITIONS

1.1. Definitions. As used in this Agreement the following terms shall have the following respective meanings:

“Advent Funds” shall mean, collectively, Advent International GPE VI Limited Partnership, Advent International GPE VI-A Limited Partnership, Advent International GPE VI-B Limited Partnership, Advent International GPE VI-C Limited Partnership, Advent International GPE VI-D Limited Partnership, Advent International GPE VI-E Limited Partnership, Advent International GPE VI-F Limited Partnership, Advent International GPE VI-G Limited Partnership, Advent Partners GPE VI 2008 Limited Partnership, Advent Partners GPE VI 2009 Limited Partnership, Advent Partners GPE VI 2010 Limited Partnership, Advent Partners GPE VI – A Limited Partnership and Advent Partners GPE VI – A 2010 Limited Partnership.

“Affiliate” shall mean any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks in the City of Philadelphia, Pennsylvania are authorized by law to close.

“Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the Company’s common stock, $0.01 par value per share.

“Conversion Shares” shall mean any shares of Common Stock issued or issuable upon conversion of the Series A Shares.

“Designation” shall mean the Certificate of Designations, Preferences, Limitations and Special Rights of the Series A 8% Convertible Preferred Stock of the Company’s articles of incorporation, as such Certificate may be amended from time to time.

“Equity Securities” shall mean any securities (i) evidencing an equity ownership interest in the Company including, without limitation, the Common Stock and Series A Preferred Stock, or (ii) convertible into or exercisable for any shares of the foregoing. For purposes of this Agreement, Equity Securities shall be calculated on an as converted or exercised basis.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in the effect at the time.

“Holder” shall mean a holder of Registrable Securities identified on the Schedule of Holders, or any assignee of record of such Registrable Securities in accordance with Section 2.12(a) herein. The term “Holder” shall include the Series A Preferred Shareholders and the Significant Common Shareholders.

“Initial Public Offering” shall mean the Company’s first underwritten public offering of its Common Stock under the Securities Act.

“Investors” shall mean, collectively, the Series A Preferred Shareholders and the Significant Common Shareholders.

“LLR” shall mean, collectively, LLR Equity Partners II, L.P. and LLR Equity Partners Parallel II, L.P.

“Person” shall mean any individual, corporation, partnership, firm, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization or governmental entity.

“Qualified Public Offering” shall mean an underwritten public offering of shares of the Company’s Common Stock in which the Company receives aggregate gross proceeds of at least One Hundred Million Dollars ($100,000,000), and following which the shares of the Company are listed on a nationally recognized U.S. stock market.

“Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” shall mean (a) the Conversion Shares, (b) shares of Common Stock held by Significant Common Shareholders, and (c) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of shares described in clause (a) or (c). Notwithstanding the foregoing, Registrable Securities shall not include any securities which (x) have been sold by a Person to the public pursuant to a registration statement declared effective pursuant to the Securities Act, or (y) have been sold in a private transaction in which all or a portion of the transferor’s rights under this Agreement are not assigned.

“Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration and filing fees, printing expenses, legal fees and disbursements (including one counsel for the Holders selling shares in such registration), blue sky fees and expenses, fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars, and the expense of any accounting fees, but excluding any Selling Expenses.

“Second Amended and Restated Shareholders Agreement” shall mean the Second Amended and Restated Shareholders Agreement, dated as of the date hereof, among the Company and the parties named on the signature pages thereto, and as may be further amended from time to time.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules or regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all discounts and commissions to underwriters, brokers and dealers applicable to the sale of Registrable Securities, and stock transfer taxes applicable to the sale of Registrable Securities by Holders.

“Series A Preferred Shareholders” shall mean the Advent Funds and any Person party hereto that holds, on the date of determination, Series A Preferred Shares, including any Person who hereafter becomes a holder of Series A Preferred Shares (whether through issuance from the Company or as a permitted transferee of a Series A Preferred Shareholder) and executes and delivers a Joinder Agreement to the Company.

“Significant Common Shareholder” shall mean (i) until the first anniversary of the closing of the transactions contemplated by the Investment Agreement, provided that if as of such date there are any outstanding indemnity claims under the Investment Agreement, until the date on which the last remaining outstanding indemnity claim is finally resolved, any Holder listed under the heading

“Significant Common Shareholders” on the Schedule of Holders and any Person who hereafter becomes a permitted transferee of such Holder and executes and delivers a Joinder Agreement to the Company, and (ii) at any time thereafter, any Holder that alone (or together with any Person who hereafter becomes a permitted transferee of such Holder) owns a number of shares of Common Stock that is at least equal to 3% of the total Equity Securities outstanding on the closing of the transactions contemplated by the Investment Agreement (but excluding any equity awards granted in connection with the transactions contemplated by the Investment Agreement), calculated on a fully diluted basis assuming the conversion of all Equity Securities held by such Holder and any Person who hereafter becomes a permitted transferee of such Holder and subject to equitable adjustment upon any reverse or forward stock split or similar transaction by the Company.

“Supermajority Board Approval” means, if there are seven (7) members of the Board of Directors of the Company, the approval of five (5) of the seven (7) members of the Board of Directors of the Company, and if there are more or less than seven (7) members of the Board of Directors of the Company, the approval of that number of members representing at least two-thirds (rounded up to the nearest whole number) of the members of the Board of Directors of the Company.

For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated below:

Term	Section

Agreement	Preamble
Company	Preamble
Effective Date	Recitals
Existing Shareholder	4.10
First Offer Pro Rata Share	3.1
Initial Notice	3.2
Initiating Holder(s)	2.2(a)
Investor Offer	3.3
Investment Agreement	Recitals
Joinder Agreement	2.2(a)
Notice Period	3.3
Offer Period	3.3
Original Agreement	Recitals
Preemptive Pro Rata Share	3.4
Preferred Stock Agreements	4.2
Series A Preferred Shares	Recitals
Series A Preferred Stock	Recitals
Schedule of Holders	Preamble
Subsequent Notice	3.4
Third Party Offer	4.2
Violation	2.8(a)

2. REGISTRATION RIGHTS

2.1. Notice of Proposed Transfer. Prior to any proposed transfer of any Registrable Securities (other than under the circumstances described in Sections 2.2, 2.3, 2.4 or pursuant to Rule 144 (or any other rule permitting public sale without registration under the Securities Act)), the Holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and shall be accompanied by an opinion of counsel in form and substance satisfactory to the Company and its counsel to the effect that the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws, whereupon such Holder shall be entitled to transfer such stock in accordance with the terms of its notice and this Agreement; provided, however, that no such opinion of counsel shall be required for a transfer to one or more current or former partners or members of the transferor (in the case of a transferor that is a partnership or a limited liability company, respectively). Each certificate for Registrable Securities transferred as provided above shall bear the legends set forth in Section 5.2 of the Second Amended and Restated Shareholders Agreement, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

2.2. Required Registration.

(a) At any time (x) with respect to the Series A Preferred Shareholders, after the date hereof or (y) with respect to the Significant Common Shareholders, commencing one hundred eighty (180) days after the closing of the Initial Public Offering, each of (i) the Series A Preferred Shareholders holding a majority of the Registrable Securities held by such Series A Preferred Shareholders, and (ii) the Significant Common Shareholders holding a majority of the Registrable Securities held by such Significant Common Shareholders, as applicable, may request that the Company register under the Securities Act all or any portion of the shares of Registrable Securities held by such Series A Preferred Shareholders or Significant Common Shareholders, as applicable (the “Initiating Holder(s)”), for sale in the manner specified in such notice, such Registrable Securities having an anticipated aggregate offering price, prior to underwriting discounts and commissions, of at least the lesser of $10,000,000 or the balance of the Initiating Holder’s Registrable Securities.

(b) Following receipt of any notice from the Series A Preferred Shareholders as Initiating Holders under Section 2.2(a) hereof of a request for the Company to register their Registrable Shares in connection with the Initial Public Offering, within fifteen (15) days after receipt of such notice, the Company shall notify all Investors (other than the Initiating Holders) and thereafter shall use commercially reasonable efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in the notice from the Initiating Holder(s), the number of shares of Registrable Securities specified in the notice from the Initiating Holder(s) (and in all notices received by the Company from the Significant Common Shareholders within thirty (30) days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the managing underwriter shall be selected by the Board of Directors of the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Investor to include such Investor’s Registrable Securities in such registration shall be conditioned upon such Investor’s participation in such underwriting and the inclusion of such Investor’s Registrable Securities in the underwriting to the extent provided herein. All Investors proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation on the number of shares to be underwritten, then the Company shall so advise all Investors of Registrable Securities that otherwise would be underwritten pursuant to hereto, and the number of shares that may be included in the underwriting shall be allocated (i) first, to the Investors selling Registrable Securities, pro rata according to the total amount of Registrable Securities requested to be included in such registration by each selling Investor, and (ii) second, to any other shareholder of the Company whose shares may be included in such registration.

(c) Following receipt of any notice from the Initiating Holders under Section 2.2(a) hereof, except in connection with the Initial Public Offering, the Company shall, within fifteen (15) days after receipt of such notice, notify all Holders (other than the Initiating Holder(s)) and thereafter shall use commercially reasonable efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in the notice from the Initiating Holder(s), the number of shares of Registrable Securities specified in the notice from the Initiating Holder(s) (and in all notices received by the Company from other Holders within thirty (30) days after the giving of such notice by the Company). Notwithstanding the foregoing, the Company shall not be required to give the Holders (other than the Investors) prior notice of the filing of any registration statement being filed by the Company in response to a notice from the Initiating Holders under Section 2.2(a) hereof provided that the Company provides the Holders entitled to participate in such registration a thirty-day period to give notice of their desire to include their shares of Registrable Securities such registration, subject to the other provisions of this Section 2.2. If such method of disposition shall be an underwritten public offering, the managing underwriter shall be selected by the Board of Directors of the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation on the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant to hereto, and the number of shares that may be included in the underwriting shall be allocated (i) first, to the Holders selling Registrable Securities, pro rata according to the total amount of Registrable Securities requested to be included in such registration by each selling Holder, and (ii) second, to any other shareholder of the Company whose shares may be included in such registration.

(d) Notwithstanding the foregoing or the provisions of Section 2.5(a) below, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Company’s Board of Directors, it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially impede, delay, interfere with or otherwise adversely affect any pending financing, registration of securities, acquisitions, corporate reorganization or other significant transaction involving the Company, (ii) would require disclosure of non-public material information that the Company has a bona fide business purpose for preserving as confidential, or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after the receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

(e) The Series A Preferred Shareholders, as a group, and the Significant Common Shareholders, as a group, may each effect two (2) registrations pursuant to this Section 2.2, provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Registrable Securities specified in notices received as set forth above, for sale in accordance with the method of disposition specified by the requesting Investors, shall have been declared effective by the Commission. In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.2:

(i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filings of, and ending on a date that is one hundred eighty (180) days after the effective date of, a registration subject to Section 2.3 below; or

(ii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(iii) if within fifteen (15) days of receipt of a written request from the Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to make a public offering of securities of the Company (excluding offerings relating to employee benefits plans or corporate reorganizations or other transactions under Rule 145 of the Securities Act) within ninety (90) days of the date of such notice; provided, however, in no event shall the amount of Registrable Securities of the selling Holders included in the offering be reduced below 35% of the total amount of securities included in such offering; provided, further, however, that if such offering is completed, in no event shall it reduce the number of registrations that the Series A Preferred Shareholders and the Significant Common Shareholders, as applicable, may effect pursuant to this Section 2.2(e); provided, further, however, that if such offering is not complete within such ninety (90) day period, the Company shall be required to effect a registration under this Section 2.2 notwithstanding any intended public offering.

(f) The Company shall be entitled to include in any registration statement referred to in this Section 2.2, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registrable Securities to be sold.

(g) For purposes of this Section 2.2 (and Sections 2.3 and 2.4 hereof), the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock, provided, however, that in any underwritten public offering contemplated by this Section 2.2 or Sections 2.3 and 2.4, the holders of Series A Preferred Shares shall be entitled to sell such Series A Preferred Shares to the underwriters for conversion and sale of the shares of Common Stock issued upon conversion thereof.

2.3. Incidental Registration.

(a) If the Company at any time proposes to register (but without any obligation to do so) any of its equity securities under the Securities Act for the Initial Public Offering, whether for its own account or for the account of other security holders or both, the Company will give written notice to each Investor of its intention so to do. Such written notice of the Company shall state the intended distribution of the securities the Company proposes to register or has registered. Upon the written request of any such Investor, received by the Company within thirty (30) days after the giving of any such notice by the Company, to register any of such Investor’s Registrable Securities, the Company will use commercially reasonable efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Investor of such number of Registrable Securities for which such Investor requested registration. In the event that any registration pursuant to this Sections 2.3(a) shall be, in whole or in part, an underwritten public offering of Common Stock, the Company shall not be required to include any of the Investor s’ securities in such underwriting unless such Investors accept the terms of the underwriting agreement as agreed upon between the

Company and the underwriters selected by it, and then only in such quantity, if any, as the underwriters determine, in their sole discretion, will not jeopardize the success of the offering by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation on the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated (a) first, to the Company, (b) second, to Investors selling Registrable Securities pro rata according to the total amount of Registrable Securities requested to be included in such registration by each selling Investor, and (c) third, to the extent determined by the underwriters to be compatible with the offering, to other shareholders of the Company; provided, however, if the registration for the Initial Public Offering has been requested by the Series A Preferred Shareholders pursuant to Section 2.2(a), the number of shares that may be included in the underwriting shall be allocated in the manner provided in Section 2.2(b). Notwithstanding the foregoing provisions, the Company shall have the right to terminate or withdraw any registration statement referred to in this Section 2.3(a) whether or not any Holder has elected to include securities in such registration, without thereby incurring any liability to the Holders of Registrable Securities.

(b) If the Company at any time proposes to register (but without any obligation to do so) any of its equity securities under the Securities Act for a public offering of such equity securities, except in connection with the Initial Public Offering, whether for its own account or for the account of other security holders or both (except with respect to Rule 145 transactions or registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for a public offering of such equity securities), each such time it will give written notice to each Holder of its intention so to do, provided that the Company may give notice to the Holders after it has made a filing for the registration of such securities. Such written notice of the Company shall state the intended distribution of the securities the Company proposes to register or has registered. Upon the written request of any such Holder, received by the Company within thirty (30) days after the giving of any such notice by the Company, to register any of such Holder’s Registrable Securities, the Company will use commercially reasonable efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Holder of such number of Registrable Securities for which such Holder requested registration. In the event that any registration pursuant to this Section 2.3(b) shall be, in whole or in part, an underwritten public offering of Common Stock, the Company shall not be required to include any of the Holders’ securities in such underwriting unless such Holders accept the terms of the underwriting agreement as agreed upon between the Company and the underwriters selected by it, and then only in such quantity, if any, as the underwriters determine, in their sole discretion, will not jeopardize the success of the offering by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation on the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated (a) first, to the Company, (b) second, to Holders selling Registrable Securities pro rata according to the total amount of Registrable Securities requested to be included in such registration by each selling Holder, and (c) third, to the extent determined by the underwriters to be compatible with the offering, to other shareholders of the Company. Notwithstanding the foregoing provisions, the Company shall have the right to terminate or withdraw any registration statement referred to in this Section 2.3(b) whether or not any Holder has elected to include securities in such registration, without thereby incurring any liability to the Holders of Registrable Securities.

2.4. Registration on Form S-3. If at any time (a) a Series A Preferred Shareholder or Significant Common Shareholder requests that the Company file a registration statement on Form S-3 or any successor to Form S-3 for a public offering of all or any portion of the shares of Registrable Securities held by such requesting Series A Preferred Shareholder(s) or Significant Common Shareholder(s), the reasonably anticipated aggregate price to the public of which would exceed the lesser of $5,000,000 or the balance of such Holder’s Registrable Securities, and (b) the Company is a registrant entitled to use Form S-3 or any successor to Form S-3 to register such shares, then the Company shall use commercially reasonable efforts to register under the Securities Act on Form S-3 or any successor to Form S-3, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Securities specified in such notice. Whenever the Company is required by this Section 2.4 to use its commercially reasonable efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 2.2 (including but not limited to the requirement that the Company notify all Holders of Registrable Securities from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, provided, however, there shall be no limitation on the number of registrations on Form S-3 or any successor to Form S-3 which may be requested and obtained under this Section 2.4, provided that the Company shall not be required to effect more than two (2) registrations on Form S-3 or any successor to Form S-3 pursuant to this Section 2.4 in any twelve (12) month period. If the selling Holders intend to distribute Registrable Securities pursuant to an underwriting, they shall so advise the Company in the demand pursuant to this Section 2.4.

2.5. Registration Procedures. If and whenever the Company is required by the provisions of Sections 2.2, 2.3 or 2.4 to use commercially reasonable efforts to effect the registration of any shares of Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 2.2, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for a period of up to 90 days, in the case of a registration under Section 2.2, or 120 days, in the case of a registration under Section 2.4 or, if earlier, until the distribution contemplated in the registration statement has been completed;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;

(c) furnish to each seller of Registrable Securities and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such Persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

(d) use commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required in connection therewith or as a condition thereto to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified, to consent to general service of process in any such jurisdiction or to otherwise subject itself to general taxation in any such states or jurisdictions;

(e) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities

Act of the happening of any event as a result of which the prospectus included in such registration statement, as the in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Holders of Registrable Securities covered by such registration statement agree upon receipt of such notice forthwith to cease making offers and sales of Registrable Securities pursuant to such registration statement or deliveries of the prospectus contained therein for any purpose until the Company has prepared and furnished an amendment or supplement to the prospectus as may be necessary so that, as thereafter delivered to purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Company shall use its commercially reasonable efforts to prepare any such amendment or supplement as promptly as possible.

(f) use commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed; and

(g) make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information with respect to themselves, the Registrable Securities held by them and the proposed method of distribution by them as shall be necessary in order to effect the registration of such Holder’s Registrable Securities; provided, however, that this requirement shall not be deemed to limit any disclosure obligation arising out of any selling Holder’s relationship to the Company if one of such selling Holder’s agents or affiliates is an officer, director or control person of the Company. In addition, the selling Holder’s shall, if requested by the Company, execute such other agreements, which are reasonably satisfactory to them and which shall contain such provisions as may be customary and reasonable in order to accomplish the registration of the Registrable Securities.

In connection with each registration pursuant to Sections 2.2, 2.3 or 2.4 covering an underwritten public offering, the Company and each selling Holder agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature.

2.6. Expenses. The Company will pay all Registration Expenses in connection with each registration statement under Sections 2.2, 2.3 or 2.4. Nothing herein shall limit the Company’s obligation to pay all Registration Expenses with respect to any non-underwritten public offering. All Selling Expenses in connection with each registration statement under Sections 2.2, 2.3 or 2.4 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree. The Company shall not, however, be required to pay for Registration Expenses regarding any registration proceeding pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders (and such Initiating Holders hereby indemnify the Company against all such expenses) unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or a material decline in the market price of the Common Stock, or (b) the Initiating Holders agree to forfeit their right to one (1) requested registration pursuant to Section 2.2, in which event such right shall be forfeited by all such Initiating Holders. If the Initiating Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.

2.7. Delay of Registration. No Holder shall have any right to obtain or seek to obtain an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8. Indemnification and Contribution.

(a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Sections 2.2, 2.3 or 2.4, the Company will indemnify and hold harmless each selling Holder thereunder, each underwriter for such selling Holder thereunder and each other Person, if any, who controls such selling Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such selling Holder, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements or omissions (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the Securities Act pursuant to Sections 2.2, 2.3 or 2.4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, (i) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law, and will reimburse each such selling Holder, each such underwriter, each such controlling person or other aforementioned Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the indemnity obligations contained in this Section 2.8 shall not apply to: (A) amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), (B) any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished by any such selling Holder, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus, or (C) any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon such selling Holder’s or underwriter’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto.

(b) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Sections 2.2, 2.3 or 2.4, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each other selling Holder, each Person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each Person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter, other selling Holder or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such selling Holder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon a Violation in reliance upon and in conformity with information pertaining to such selling Holder, as such, furnished in writing to the Company by such selling Holder specifically for use in such registration statement or prospectus, and provided, further, however, that in no event shall any indemnity under this Section 2.8(b) exceed the proceeds received by such selling Holder from the sale of Registrable Securities covered by such registration statement, net of any Selling Expenses incurred by such selling Holder.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which such indemnifying party may have to such indemnified party other than under this Section 2.8 and shall only relieve such indemnifying party from any liability which it may have to such indemnified party under this Section 2.8 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8, when combined with the amounts paid or payable by such Holder pursuant to Section 2.8, exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise, and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

2.9. Changes in Common Stock or Series A Preferred Shares. If, and as often as, there is any change in the Common Stock or the Series A Preferred Shares by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Series A Preferred Shares as so changed.

2.10. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to each holder of Registrable Securities forthwith upon request a written statement, to the extent accurate, by the Company as to its compliance with the reporting requirements of such Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the Initial Public Offering) and of the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act).

2.11. Representations and Warranties. The Company represents and warrants to the Holders and each Holder, severally as to such Holder, and not jointly, represents and warrants to the Company as follows:

(a) The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the charter or bylaws or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets.

(b) This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.

2.12. Additional Provisions.

(a) All covenants and agreements contained in this Section 2 by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Series A Preferred Shares or Registrable Securities), whether so expressed or not, provided, however, that registration rights conferred herein on the holders of Series A Preferred Shares or Registrable Securities shall only inure to the benefit of a transferee of such Series A Preferred Shares or Registrable Securities if (i) there is transferred to such transferee at least 20% of the total shares of Series A Preferred Shares or Registrable Securities originally issued to the Holder thereof (as adjusted for any stock dividends, combinations, splits and the like) to the direct or indirect transferor of such transferee, or (ii) such transfer is by a Holder who is an Investor and is to such Holder’s owners, its direct or indirect general partners or limited partners, its affiliated funds or any of such fund’s respective direct or indirect general or limited partners, any of its directors, managing partners, managing directors, principals, and, solely with respect to the Advent Funds, any fund directly or indirectly managed or advised by Advent International Corporation; provided that in each case, that (A) the Company is, within thirty (30) days after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (B) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of this Section 2.12, by executing a joinder agreement in substantially the form attached hereto as Annex A (a “Joinder Agreement”), and (C) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

(b) The obligations of the Company to register shares of Registrable Securities under Sections 2.2, 2.3 or 2.4 shall terminate with respect to the shares held by any Investor upon the earlier to occur of (i) the time at which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may be sold immediately under Rule 144 without regard to any volume limitations thereunder, and (ii) the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Articles of Organization.

(c) The Company shall not grant to any third party any registration rights that are more favorable than, or that would otherwise interfere with, the rights granted to the Investors hereunder, so long as any of the registration rights under this Agreement remains in effect. Subject to this Section 2.12(c), and subject to the cut-back limitations provided to the Holders of Registrable Securities hereunder, any registration statement filed pursuant to the request of the Holders may include other securities of the Company with respect to which registration rights have been granted, other securities of the Company with respect to which no registration rights have been granted and securities of the Company being sold for the account of the Company.

2.13. “Lock-Up”. If requested in writing by the underwriters in any registered offering, each Holder agrees not to, directly or indirectly, sell, contract to sell (including without limitation, any short sale), grant any option to purchase, dispose of or otherwise transfer any shares of Registrable Securities (other than shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than (a) one hundred eighty (180) days following the effective date of the registration statement filed under the Securities Act relating to the Initial Public Offering, and (b) ninety (90) days following the effective date of registration statement filed under the Securities Act relating to any registration other than the Initial Public Offering. Each Holder agrees to execute and deliver such documents, agreements and instruments as may reasonably requested by the Company or the underwriter which are consistent with the foregoing. In order to enforce the rights and obligations under this Section 2.13, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the Registrable Securities of every other Person subject to the foregoing restrictions) until the end of such period.

3. RIGHT OF FIRST OFFER AND PREEMPTIVE RIGHTS ON ISSUANCES OF NEW SECURITIES BY THE COMPANY

3.1. Subsequent Offerings. Each of the Investors shall have the right to purchase its First Offer Pro Rata Share of any Equity Securities that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 3.7 hereof, pursuant to the terms of this Section 3 and applicable securities laws. The Company shall not issue Equity Securities except in compliance with this Section 3. Each Investor’s “First Offer Pro Rata Share” is equal to the ratio of (x) the number of shares of Common Stock of which it is deemed to be a holder (including all shares of Common Stock issued or issuable upon conversion of any securities convertible or exercisable into shares of Common Stock) immediately prior to the issuance of such Equity Securities, to (y) the total number of shares of Common Stock of which all Investors are deemed to be holders (including all shares of Common Stock issued or issuable upon conversion of any securities convertible or exercisable into shares of Common Stock) immediately prior to the issuance of the Equity Securities. Each Investor shall have a right of reallotment such that, if any Investor fails to exercise the right to purchase its full First Offer Pro Rata Share of the Equity Securities being offered, the Company shall promptly notify the other Investors and each other Investor may exercise an additional right to purchase its First Offer Pro Rata Share (using as the denominator, for this purpose, the total number of shares of Common Stock deemed to be held by all Investors exercising this additional right to purchase) of the balance of such Equity Securities not previously purchased.

3.2. Notice of Issue. If the Company proposes to issue any Equity Securities, then the Company shall give each Investor written notice of its intentions, which notice shall describe the Equity Securities, the amount of Equity Securities the Company proposes to issue, and the price, terms and conditions upon which the Company proposes to issue such Equity Securities, and shall offer such Equity Securities to each Investor pursuant to the terms of this Section 3 (the “Initial Notice”). The Company shall include with the Initial Notice the current draft of materials, if any, relating to the proposed offering to be provided to prospective investors and shall provide to each Investor all materials, if any, subsequently provided to prospective investors prior to the closing of such offering. If any information so provided or required to be provided is materially different from the information provided with the Initial Notice, a new Notice Period shall commence. The Company shall not discuss the proposed issuance of Equity Securities with prospective investors prior to the end of the Notice Period.

3.3. Exercise of Right of First Offer. The Investors shall have ten (10) Business Days (the “Notice Period”) after delivery of such Initial Notice from the Company to submit a firm written bona fide offer, not subject to due diligence or investment committee approval (the “Investor Offer”), to purchase in the aggregate all of the Equity Securities being offered. If the Company does not accept the

Investor Offer, as determined by Supermajority Board Approval, or if the Investors fail to provide an Investor Offer to the Company within the Notice Period, the Company may seek third party offers (a “Third Party Offer”) for such Equity Securities for a period of 60 calendar days (the “Offer Period”). In the event the Company receives a Third Party Offer during the Offer Period with terms and conditions materially more favorable to the Company than those provided in the Investor Offer, as determined by Supermajority Board Approval, the Company may accept the Third Party Offer and the Investor Offer will be terminated. This right of first offer will terminate in the event the Company completes a single sale of Equity Securities resulting in gross proceeds to the Company of at least the greater of Ten Million Dollars ($10,000,000) and the amount of Equity Securities stated in the Initial Notice, and the Investors did not submit an Investor Offer with respect to such offering during the Notice Period. For the avoidance of doubt, the Company will not be obligated to (a) accept any Investor Offer or any Third Party Offer or (b) complete any Investor Offer or any Third Party Offer if accepted.

3.4. Exercise of Preemptive Rights. If the Investors do not elect to purchase all of the Equity Securities being offered pursuant to Section 3.3 hereof and the Company accepts a Third Party Offer in accordance with Section 3.3 hereof, the Company shall give each Investor written notice (the “Subsequent Notice”). Each Investor shall have thirty (30) calendar days from the date on which the Investor receives the Subsequent Notice to agree to purchase its Preemptive Pro Rata Share (as defined below) of all of the Equity Securities being offered, each for the price and upon the terms and conditions specified in the Initial Notice. Each Investor’s “Preemptive Pro Rata Share” is equal to the ratio of (x) the number of shares of Common Stock of which it is deemed to be a holder (including all shares of Common Stock issued or issuable upon conversion of any securities convertible or exercisable into shares of Common Stock) immediately prior to the issuance of such Equity Securities, to (y) the total number of shares of Common Stock issued and outstanding (including all shares of Common Stock issued or issuable upon conversion of any securities convertible or exercisable into shares of Common Stock, including all shares available for issuance under the Company’s equity incentive plans) immediately prior to the issuance of the Equity Securities. Each Investor shall have a right of reallotment such that, if any Investor fails to exercise the right to purchase its full Preemptive Pro Rata Share of the Equity Securities being offered, the Company shall promptly notify the other Investor and the other Investor may exercise an additional right to purchase the balance of such Equity Securities not previously purchased. Any Equity Securities not purchased pursuant to this Section 3.4 may be sold during the Offer Period to the purchaser pursuant to the Third Party Offer accepted by the Company in accordance with Section 3.3 hereof. The Company may in its discretion sell the full amount of Equity Securities contemplated by the Third Party Offer and sell additional Equity Securities to the extent provided in this Section 3.4.

3.5. Termination and Waiver of First Offer and Preemptive Rights. The preemptive rights established by Section 3.4 hereof shall terminate as to a particular Investor upon the consummation of an offering of Equity Securities resulting in gross proceeds to the Company of at least Ten Million Dollars ($10,000,000) in which such Investor does not exercise its rights under Section 3.4 in full on a timely basis. The right of first offer and the preemptive rights established by this Section 3 may be amended, or any provision waived, with the written consent of the Company, a majority of the Series A Preferred Shareholder and a majority of the Significant Common Shareholders, each voting as a separate class.

3.6. Transfer of Rights of First Offer and Preemptive Rights. The rights of first offer of the Investors under this Section 3 may not be transferred. The preemptive rights of each Investor under this Section 3 may be transferred to the same parties, subject to the same restrictions, as any transfer of registration rights pursuant to clause (i) of Section 2.12(a) above, except that the transferee in clause (i) of Section 2.12(a) above must have transferred to him, her or it pursuant to this Section 3.6 at least a majority of the total Registrable Securities owned by such Investor.

3.7. Termination of First Offer and Preemptive Rights; Excluded Securities. The first offer and preemptive rights under this Section 3.7 shall also terminate upon the consummation of a Qualified Public Offering. The first offer and preemptive rights under this Section 3.7 shall have no application to any of the following Equity Securities:

(a) Shares of Common Stock, or options, warrants or other rights to purchase shares of Common Stock (and any Common Stock issued upon exercise of any such options, warrants or other rights), granted or issued to officers, employees, advisors, consultants, directors or other third party service providers of the Company, pursuant to any stock option or stock purchase agreement, plan or other compensatory arrangement approved by the Board of Directors of the Company;

(b) Shares of Common Stock issued after the Effective Date as a stock dividend or upon any subdivision or combination of shares of Common Stock or Series A Preferred Shares;

(c) Shares of Common Stock or Series A Preferred Shares issued upon conversion or exercise of any convertible securities (including, without limitation, upon the conversion of the shares of any series of the Company’s Series A Preferred Shares into shares of Common Stock), options or warrants of the Company outstanding as of the Effective Date;

(d) Shares of Common Stock issued in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or in connection with a joint venture arrangement, in each case approved by the Board of Directors of the Company;

(e) Shares of Common Stock issued after the Effective Date in connection with a Qualified Public Offering; and

(f) Shares of Common Stock that is issued after the Effective Date in connection with a lease line of credit, equipment financing, bank financing, or other similar arrangement and that is not intended to serve primarily as an equity financing for the Company, is entered into on an arms’ length basis and is approved by the Board of Directors of the Company.

4. COVENANTS OF THE COMPANY

4.1. Financial Statements, Reports, Etc. The Company shall furnish to each Investor:

(a) as soon as practicable, but in any event within one hundred and five (105) days after the end of each fiscal year of the Company, audited financial statements of the Company, audited in accordance with generally accepted accounting principles and certified by a nationally recognized independent public accounting firm selected by the Board of Directors of the Company;

(b) as soon as practicable, but in any event within thirty (30) days after the end of each month in each fiscal year financial statements of the Company including a balance sheet and related consolidated statements of operations, shareholders’ equity and cash flows, unaudited but prepared by the Company in accordance with generally accepted accounting principles;

(c) at the time of delivery of each annual financial statement pursuant to Section 4.1(a) hereof, a certificate executed by the Chief Financial Officer of the Company stating that such officer has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or the terms of the Series A Preferred Shares in the Designation or, if such officer has such knowledge, specifying such default and the nature thereof;

(d) at the time of delivery of the monthly statement pursuant to Section 4.1(b) hereof, a management narrative report explaining all significant current developments and including a comparison between the comparable figures for the prior year and the Company’s budget;

(e) as soon as practicable, but in any event no later than thirty (30) days after the commencement of each fiscal year, an annual budget to be approved by the Board of Directors of the Company containing an operating plan with a monthly forecast of results and a narrative explanation;

(f) promptly following receipt by the Company, each material communication, written or otherwise submitted to the Company by its auditors, including, but not limited to an audit response letter, accountant’s management letter and other written report submitted to the Company by its independent public accountants or any governmental agency in connection with an annual or interim audit of the books of the Company;

(g) promptly, from time to time, all such other information regarding the business, financial condition, operations, property or affairs of the Company and its subsidiaries as each Investor reasonably may request; provided, however, that the Company shall not be obligated under this Section 4.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 4.1 to the contrary, the Company may cease providing the information set forth in this Section 4.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 4.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

4.2. Reservation of Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Series A Preferred Shares and, otherwise complying with the terms of this Agreement and the Investment Agreement (collectively, the “Preferred Stock Agreements”), such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Series A Preferred Shares from time to time outstanding or otherwise to comply with the terms of the Preferred Stock Agreements and the Designation. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Series A Preferred Shares or otherwise to comply with the terms of the Preferred Stock Agreements, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

4.3. Properties, Business, Insurance. The Company shall maintain as to its properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient, as well as directors’ and officers’

liability insurance of at least $6,000,000 on terms reasonably satisfactory to the Investors. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy.

4.4. Inspection, Consultation and Advice. The Company shall permit each Investor and such Persons as it may designate (provided that the Board of Directors of the Company has reasonably determined that such Investor or other Person is not a competitor of the Company or an Affiliate of any competitor of the Company), at such Investor’s expense, to visit and inspect any of the properties of the Company, examine their books and records, discuss the affairs, finances and accounts of the Company with its officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with each Investor and such designees such affairs, finances and accounts), and consult with and advise the management of the Company as to its affairs, finances and accounts, all at reasonable times and upon reasonable (but in no event less than on two (2) Business Days notice); provided, however, that the Company shall not be obligated pursuant to this Section 4.4 to provide access to any information that (a) it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (b) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

4.5. Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 4.5 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 4.5; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information in a manner consistent with this Section 4.5; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure

4.6. Expenses of Directors. The Company shall promptly reimburse in full, each director of the Company who is not an employee of the Company, and each observer allowed to attend meeting of the Board of Directors of the Company pursuant to the Second Amended and Restated Shareholders Agreement, for all of his or her reasonable and documented out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any Committee thereof.

4.7. Board of Directors Meetings. The Company shall use its commercially reasonable efforts to ensure that meetings of its Board of Directors are held at least once every calendar quarter unless otherwise determined by the Board of Directors of the Company; provided, however, that the Company shall ensure that at least four (4) meetings of its Board of Directors are held during each calendar year.

4.8. Performance of Contracts. The Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any of its employee nondisclosure and developments agreements or non-competition covenants without the consent of the Company’s Board of Directors.

4.9. Employee Nondisclosure and Developments Agreements. The Company shall use its commercially reasonable efforts to obtain an Employee Nondisclosure and Developments Agreement, in form and substance reasonably satisfactory to the Company’s Board of Directors, from all officers, key employees and other employees hired on a full-time basis after the Effective Date who will have access to confidential information of the Company upon their employment by the Company. Notwithstanding the foregoing, the Company shall not be required to seek Employee Nondisclosure and Development Agreements from any individual employed as a sales clerk at its store locations.

4.10. Execution of Second Amended and Restated Shareholders Agreement. The Company shall require any Person (other than an Investor or its permitted transferee) who holds shares of Equity Securities (subject to adjustment for stock splits, stock dividends or other similar events) to join the Second Amended and Restated Shareholders Agreement as a “Shareholder” upon the exercise by such Person of any stock options issued by the Company or the acquisition by such Person of Equity Securities ranking junior to the Series A Preferred Shares. Any permitted transferee of an Investor or any purchaser of Series A Preferred Shares not already party to the Company’s Amended and Restated Shareholders Agreement, dated April 20, 2005, as amended from time to time, shall be required to join the Second Amended and Restated Shareholders Agreement as an “Investor” by execution of an Adoption Agreement (as defined in the Second Amended and Restated Shareholders Agreement).

4.11. Termination of Covenants. The covenants set forth in this Section 4 shall terminate and be of no further force or effect as to the Investors upon the consummation of a Qualified Public Offering.

5. GENERAL PROVISIONS

5.1. Specific Enforcement. Each Investor and the Company expressly agrees that the Investors will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Investor or the Company, the Investors shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

5.2. Notices. All notices or other communications given hereunder shall be deemed effective upon delivery at the address (with respect to the Company, as set forth below and, with respect to the Investors, as set forth on the Schedule of Holders) of the party to be notified and shall be mailed by certified or registered mail, return receipt requested, delivered by courier, telecopied, or sent by other facsimile method (notices by telecopy or facsimile must be confirmed by next day courier delivery to be effective), or such other address as such party may subsequently notify the other parties of in writing. Each Investor and the Company consents to the receipt of notice by electronic transmission at the electronic mail address as set forth below with respect to the Company and as set forth across below each Investor’s name in the Schedule of Holders.

to the Company:

Five Below, Inc.

1616 Walnut Street

Suite 400

Philadelphia, PA 19103

Attn: David Schlessinger and

Thomas Vellios

Fax: 215.546.8099

E-mail: dschlessinger@fivebelow.com;

tvellios@fivebelow.com

with copies to:

Pepper Hamilton LLP

3000 Two Logan Square

18th and Arch Streets

Philadelphia, PA 19103

Attn: Barry M. Abelson, Esquire

Fax: 215.689.4803

E-mail: abelsonb@pepperlaw.com

and

Advent International Corporation

75 State Street, Floor 29

Boston Massachusetts 02109

Attn: Steven Collins, Andrew Crawford

Fax: 617.951.0568, 212.461.6503

E-mail: scollins@adventinternational.com,

acrawford@adventinternational.com

5.3. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by (a) the Company, (b) the holders of a majority of the Series A Preferred Shares and (c) holders of a majority of the shares of Common Stock held by the Significant Common Shareholders; provided, however, that if any waiver, modification or amendment adversely and disproportionately affects the rights contained herein of any Significant Common Shareholders relative to other Significant Common Shareholders or holders of Common Stock, the consent of the Significant Common Shareholders so affected to such waiver, modification or amendment shall be required. Notwithstanding the foregoing, on the Effective Date, the Company, without the consent of any other party hereto, may amend (i) Exhibit A to update the list of Holders, Series A Preferred Shareholders and Significant Common Shareholders, as they exist on the Effective Date after giving effect to all of the transactions described in the Investment Agreement, and (ii) the definition of Significant Common Shareholders to set forth the number of shares representing 3% of the total Equity Securities outstanding as of the closing of the transactions contemplated by the Investment Agreement, assuming the conversion of all Equity Securities.

5.4. Waiver of Statutory Information Rights. Each Holder agrees that the Company shall not be required to provide, and hereby waives such Holder’s right to receive, annual financial statements under Section 1554 of the Pennsylvania Business Corporation Law of 1988, as amended. This agreement and waiver shall be binding on each Holder and any transferee of its Common Stock or Series A Preferred Stock and its respective successors and assigns. Such agreement and waiver shall not excuse the Company from providing information to the Investors as required by Section 4.1 hereof.

5.5. Governing Law; Successors and Assigns. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter this Agreement) shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to the choice of law principles of such state that would require or permit the application of the laws of another jurisdiction. This Agreement shall bind and inure to the benefit of the heirs, personal representatives, executors, administrators, successors and assigns of the parties hereto.

5.6. Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the United States District Court for the Eastern District of Pennsylvania or any Pennsylvania Commonwealth court sitting in the City of Philadelphia for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state or federal courts of the Commonwealth of Pennsylvania, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

5.7. WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

5.8. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

5.9. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

5.10. Counterparts; Facsimile Signatures; Effectiveness. This Agreement may be executed in any number of counterparts (including facsimile signature) each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

5.11. Effective Date of Restatement. This Agreement shall amend and restate the Original Agreement in its entirety as of, but no earlier than, the Effective Date, and the Original Agreement shall have no further effect as of the Effective Date. If the transactions contemplated by the Investment Agreement are not consummated, this Agreement shall be null and void and of no further effect and the Original Agreement shall continue in full force and effect.

[Signature Pages Follows]

IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

FIVE BELOW, INC.

By:	/s/ David Schlessinger
Name:	David Schlessinger
Title:	Executive Chairman

SIGNIFICANT COMMON SHAREHOLDERS:

/s/ David Schlessinger
David Schlessinger

/s/ Thomas Vellios
Thomas Vellios

LLR Equity Partners II, L.P.
LLR Equity Partners Parallel II, L.P.

By:	LLR Capital II, L.P., its General Partner

	By:	LLR Capital II, LLC, its General Partner

		By:	/s/ Howard D. Ross
		Name:	Howard D. Ross
		Title:	Member

Blue 9 Fund I, L.P.

By:	Blue 9 Capital, LLC, its General Partner

	By:	/s/ Steven Tuttleman
	Name:	Steven Tuttleman
	Title:	Manager

ANNEX I

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to the Amended and Restated Investor Rights Agreement dated as of September 1, 2010 (as the same may hereafter be amended, the “Amended and Restated Investors Agreement”), among Five Below, Inc., a Pennsylvania corporation (the “Company”) and the Investors named therein.

By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Investors Agreement in the same manner as if the undersigned were an original signatory to such agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the    day of                    , 201    .

Signature of Investor

Print Name of Investor

Address of Investor

EXHIBIT A

SCHEDULE OF HOLDERS

SIGNIFICANT COMMON SHAREHOLDERS

1.	David Schlessinger c/o Five Below, Inc. 1616 Walnut Street Suite 400 Philadelphia, PA 19103 Fax: 215.546.8099 E-mail: dschlessinger@fivebelow.com

2.	Thomas Vellios c/o Five Below, Inc. 1616 Walnut Street Suite 400 Philadelphia, PA 19103 Fax: 215.546.8099 E-mail: tvellios@fivebelow.com

3.

LLR Equity Partners II, L.P.

c/o LLR Equity Partners, L.P.

Cira Centre

2929 Arch Street

Philadelphia, PA 19104-2868

Attention: Howard D. Ross

Fax:

E-mail: hross@llrpartners.com

With a copy to (which copy shall not constitute notice):

Pepper Hamilton LLP

3000 Two Logan Square

18th & Arch Streets

Philadelphia, PA 19103

Attention: Barry M. Abelson

Fax: 215.689.4803

E-mail: abelsonb@pepperlaw.com

4.	LLR Equity Partners Parallel II, L.P. c/o LLR Equity Partners, L.P. Cira Centre 2929 Arch Street Philadelphia, PA 19104-2868 Attention: Howard D. Ross Fax: E-mail: hross@llrpartners.com

With a copy to (which copy shall not constitute notice):

Pepper Hamilton LLP

3000 Two Logan Square

18th & Arch Streets

Philadelphia, PA 19103

Attention: Barry M. Abelson

Fax: 215.689.4803

E-mail: abelsonb@pepperlaw.com

5.

Blue 9 Fund I, L.P.

c/o Blue 9 Capital

#401

145 Hudson St.

New York, NY 10013

Attention: Steven Tuttleman

Fax: 212.798.0401

E-mail: instar@earthlink.net

With a copy to (which copy shall not constitute notice):

Blank Rome LLP

One Logan Square

130 North 18th Street

Philadelphia, PA 19103-6998

Attention: Steven Dubow

Fax: 215.832.5755

E-mail: Dubow@BlankRome.com

SERIES A PREFERRED SHAREHOLDERS

1.	Advent International GPE VI Limited Partnership
2.	Advent International GPE VI-A Limited Partnership
3.	Advent International GPE VI-B Limited Partnership
4.	Advent International GPE VI-C Limited Partnership
5.	Advent International GPE VI-D Limited Partnership
6.	Advent International GPE VI-E Limited Partnership
7.	Advent International GPE VI-F Limited Partnership
8.	Advent International GPE VI-G Limited Partnership
9.	Advent Partners GPE VI 2008 Limited Partnership
10.	Advent Partners GPE VI 2009 Limited Partnership
11.	Advent Partners GPE VI 2010 Limited Partnership
12.	Advent Partners GPE VI – A Limited Partnership
13.	Advent Partners GPE VI – A 2010 Limited Partnership

Notices to any of the above listed Series A Preferred Shareholders should be sent to: c/o Advent International Corporation

75 State Street, Floor 29 Boston Massachusetts 02109 Attn: Steven Collins, Andrew Crawford
Fax: 617.951.0568, 212.461.6503
E-mail:	scollins@adventinternational.com
acrawford@adventinternational.com

with a copy to (which copy shall not constitute notice):

Weil, Gotshal & Manges LLP

100 Federal Street

Boston, Massachusetts 02110

Attention: Marilyn French

Fax: 617.772.8333

E-mail: marilyn.french@weil.com